Exhibit 99.2

ASC 606 Investor Deck (unaudited)

ASC 606 Adoption Summary Adoption Date: January 1, 2018 Adoption Method: Full retrospective adoption (FY16 and FY17 restated) Revenue Impact: Minimal impact as a vast majority of our revenue remains ratable under our subscription model Operating Expense Impact: Incremental costs to obtain customer contracts (primarily commissions) amortized over a period of benefit of five years, whereas under prior GAAP such costs were amortized over the term of the underlying revenue contracts (generally one or three years) Cash Flow: No impact

ASC 606 Impact Summary ($ in millions; unaudited) Q1'17 Q2'17 Q3'17 Q4'17 FY17 Revenue ASC 605 - Original 36.8 39.1 41.4 44.8 162.0 ASC 606 - Restated 35.9 38.7 41.5 44.6 160.8 Impact (0.8) (0.4) 0.1 (0.2) (1.2) Sales and marketing expense ASC 605 - Original 25.3 25.7 26.9 29.3 107.2 ASC 606 - Restated 24.4 24.7 26.0 28.3 103.3 Impact (0.9) (1.0) (0.9) (1.0) (3.8) Operating loss ASC 605 - Original (12.6) (13.0) (14.7) (14.8) (55.2) ASC 606 - Restated (12.5) (12.4) (13.7) (14.0) (52.6) Impact 0.1 0.6 1.0 0.8 2.6 Net loss ASC 605 - Original (12.6) (13.0) (14.6) (15.7) (55.8) ASC 606 - Restated (12.4) (12.3) (13.6) (14.8) (53.2) Impact 0.1 0.6 1.0 0.8 2.6

Consolidated Balance Sheets – FY17 Quarterly

Consolidated Statement of Operations – FY17

Consolidated Statement of Operations – FY17 Quarterly

Consolidated Statement of Cash Flows – FY17

Consolidated Statement of Cash Flows – FY17 Quarterly

Non-GAAP Financial Metrics – FY17

Non-GAAP Financial Metrics – FY17 Quarterly